Exhibit 10.8
SAVIENT PHARMACEUTICALS, INC.
1998 EMPLOYEE STOCK PURCHASE PLAN
Amended and Restated as of May 23, 2006
WHEREAS, the Company’s stockholders at the Annual Meeting held on June 1, 2005 approved the increase of the number of shares of Savient Pharmaceuticals, Inc.’s (the “Company”) common stock that may be issued under the 1998 Employee Stock Purchase Plan (as amended and restated, the “Plan”) from 3,000,000 to 4,000,000 and at the Annual Meeting held on May 23, 2006 approved the elimination of the termination date of the Plan.
NOW, THERFORE, this Plan is amended and restated as follows:
1. Purpose
     The purpose of this Plan is to provide employees of the Company and its subsidiaries who wish to become stockholders of the Company an opportunity to purchase shares of Common Stock of the Company (the “Shares”). The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
2. Eligible Employees
     Subject to the provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment of the Company or any subsidiary (as defined in Section 424(f) of the Code) of the Company on the day on which a Grant Date (as defined in Section 3 below) occurs is eligible to participate in an offering of Shares made by the Company hereunder. Full-time employment shall mean customary employment by the Company or any subsidiary for:
     (a) 20 hours or more per week; and
     (b) more than five months in the calendar year.
3. Grant Dates
     From time to time, the Board of Directors may fix a date (a “Grant Date”) or a series of dates (each of which is a “Grant Date”) on which the Company will grant rights to purchase Shares (“Rights”) to employees eligible to participate.
4. Prices
     The purchase price per Share for Shares covered by a grant of Rights hereunder shall be determined by the Board of Directors on or prior to the Grant Date, but in no event shall be less than the lesser of:
     (a) eighty-five percent (85%) of the fair market value of a Share on the Grant Date; or
     (b) eighty-five percent (85%) of the fair market value of a Share on the date such Right is exercised as to that Share.
     For purposes of the Plan, the term “fair market value” on any date means:
     (a) the closing price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange;
     (b) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market or SmallCap Market, if the Common Stock is then traded on one of such markets; or
     (c) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap market.
5. Exercise of Rights and Method of Payment
     (a) Rights granted under the Plan will be exercisable on specific dates as determined by the Board of Directors.
     (b) The method of payment for Shares purchased upon exercise of Rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions or other payments in exercise of Rights unless specifically provided for by the Board of Directors.
6. Terms of Rights
     Rights granted hereunder shall be exercisable during a twenty-seven (27) month period beginning on the Grant Date or such shorter period as determined by the Board of Directors. All Rights granted to an employee shall terminate upon termination of employment of the employee. Any amounts received or withheld by the Company from or on behalf of a participating employee with respect to a Right granted hereunder and not utilized for the purchase of Shares upon exercise of such Right shall be promptly returned to such employee by the Company after termination of such Right, except that amounts that were not so utilized because such amounts were insufficient to purchase a whole Share may be applied toward the purchase of Shares pursuant to a Right subsequently granted hereunder, if any.
7. Shares Subject to the Plan
     No more than four million (4,000,000) Shares may be sold pursuant to Rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding Rights granted hereunder, in the exercise price of the Rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a Right and each Right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing Rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to Rights under the Plan. If for any reason any Right under the Plan terminates in whole or in part, Shares subject to such terminated Right may again be subject to a Right under the Plan.
8. Limitations on Grants
     Anything to the contrary notwithstanding, pursuant to Section 423 of the Code:
     (a) No employee shall be granted a Right hereunder if such employee, immediately after the Right is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, in each case computed in accordance with Section 423(b)(3) and 424(d) of the Code.
     (b) No employee shall be granted a Right which permits his Rights to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of fair market value of such Shares (determined at the time such Right is granted) for each calendar year in which such Right is outstanding at any time, all in accordance with the provisions of Section 423(b)(8) of the Code.
9. Limits on Participation

     (a) Participation shall be limited to eligible employees who enroll under the Plan. All participating employees will have the same rights and privileges under the Plan to the extent required by Section 423(b)(5) of the Code.
     (b) No Right granted to any participating employee shall cover more than twelve thousand (12,000) Shares.
10. Cancellation of Election to Participate
     An employee who has elected to participate in the Plan may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Administrator (as defined in Section 18), cancel such election as to all (but not less than all) of the Rights granted by giving written notice of such cancellation to the Company before the next exercise date specified by the Board of Directors. Any amounts paid by the employee or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee or to the employee’s estate, without interest.
11. Termination of Employment
     Upon termination of employment for any reason, including the death of the employee, before the date on which an outstanding Right granted under the Plan is exercisable, such Right shall immediately terminate and amounts paid by the employee or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee or to the employee’s estate, without interest.
12. Limits on Sale of Stock Purchased Under the Plan
     The Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell Shares purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws; provided, however, that because of certain federal tax requirements, each employee agrees, by entering the Plan, promptly to give the Company notice of any such Shares disposed of within two years after the date of grant of the applicable Right, showing the number of such Shares disposed of.
13. Employee’s Rights as Stockholder
     No participating employee shall have any rights as a stockholder in the Shares covered by a Right granted hereunder until such Right has been exercised, full payment has been made for the corresponding Shares and the purchase has been entered in the records of the Transfer Agent for the Shares.
14. Rights Not Transferable
     Rights under the Plan are not assignable or transferable by a participating employee.
15. Amendments or Discontinuance of the Plan
     The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing Rights of all participating employees shall not be adversely affected thereby, except that in the case of a participating employee of a foreign subsidiary of the Company the Plan may be varied to conform with local laws, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the stockholders of the Company:
     (a) Increase the total number of Shares which may be offered under the Plan; or
     (b) Amend the Plan in any manner which would render Rights granted hereunder unqualified for special tax treatment under Section 421 of the Code.
16. Effective Date and Approvals
     The Plan shall become effective as of August 1, 1998. The Company’s obligation to offer, sell or deliver its Shares under the Plan is subject to the approval of the Company’s stockholders and any governmental approval required in connection with the authorized issuance or sale of such Shares and is further subject to the determination by the Company that all applicable securities laws have been complied with.
17. Term of the Plan
     Rights may be granted under the Plan until such time as the maximum number of Shares permitted to be sold pursuant to Rights granted under the Plan are sold or the Plan is otherwise terminated.
18. Administration of the Plan
     The Board of Directors or any committee or person(s) to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.